Exhibit 99.1

Teradyne Reports First Quarter 2021 Results

•	Revenue of $782 million in Q1’21, growth of 11% from Q1’20

•	Test revenue grew 9% from Q1’20

•	Industrial Automation revenue grew 33% from Q1’20

•	Q2’21 revenue guidance at mid-point represents 25% growth from Q2’20

	Q1’21	Q1’20	Q4’20
Revenue (mil)	$782	$704	$759
GAAP EPS	$1.09	$0.97	$1.05
Non-GAAP EPS	$1.11	$1.00	$1.10

==========================================

NORTH READING, Mass. – April 27, 2021 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $782 million for the first quarter of 2021 of which $528 million was in Semiconductor Test, $133 million in System Test, $41 million in Wireless Test and $80 million in Industrial Automation (IA). GAAP net income for the first quarter was $205.5 million or $1.09 per diluted share. On a non-GAAP basis, Teradyne’s net income in the first quarter was $196.2 million, or $1.11 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, losses on convertible debt conversions, non-cash convertible debt interest, discrete tax items and included the related tax impact on non-GAAP adjustments.

“Coming off a strong 2020, we continued to grow both our Test and Industrial Automation businesses resulting in first quarter revenue growth of 11% compared to one year ago,” said Teradyne President and CEO Mark Jagiela. “Test demand for automotive, industrial, memory, and mobility remain strong and growing. The Industrial Automation recovery is in full swing with 33% growth compared to Q1 2020.

“Looking ahead, test demand at this point in the year is stronger than expected fueled by both continued device complexity increases and unit growth. Both the SOC and Memory test markets will likely exceed the top end of our market forecast resulting in higher sales and profits as reflected in our Q2 guidance. Additionally, increasing forecasts for wafer fabrication equipment investments are a strong indicator for test growth in the years to come. In Industrial Automation, we remain on track for more than 30% revenue growth in 2021 as demand continues to strengthen.”

Guidance for the second quarter of 2021 is revenue of $1,010 million to $1,090 million, with GAAP net income of $1.48 to $1.68 per diluted share and non-GAAP net income of $1.62 to $1.83 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Wednesday, April 28. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, losses on convertible debt conversions, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2020, Teradyne had revenue of $3.1 billion and today employs 5,500 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the COVID-19 pandemic, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, and the impact of U.S. and Chinese export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, or the impact of U.S. and Chinese export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S.—regulated products, software and technology to the designated Huawei entities. While most of Teradyne’s products are not subject to the EAR and therefore were not affected by the Entity List restrictions, some of its products are currently manufactured in the U.S. and thus subject to the Entity List restrictions.

On August 17, 2020, the U.S. Department of Commerce published final regulations expanding the scope of the U.S. EAR to include additional products that became subject to export restrictions relating to Huawei entities including HiSilicon. These new regulations restrict the sale to Huawei and the designated Huawei entities of certain non-U.S. made items, such as semiconductor devices, manufactured for or sold to Huawei entities including HiSilicon under specific, detailed conditions set forth in the new regulations. These new regulations have impacted our sales to Huawei, HiSilicon and their suppliers. Teradyne is taking appropriate actions, including filing for licenses with the U.S. Department of Commerce and working with the U.S. regulators to clarify the scope of the restrictions. However, Teradyne cannot be certain that the actions it takes will mitigate the risks associated with the new export controls that impact its business. It is uncertain the extent these new regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency may have on Teradyne’s business and financial results.

On April 28, 2020, the U.S. Department of Commerce published new export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela. The definition of military end user is broad. The regulations went into effect on June 29, 2020. In December 2020, the U.S. Department of Commerce issued a list of companies in China and other countries that it considered to be military end users. Teradyne does not expect that compliance with the new export controls will significantly impact its ability to sell products to its customers in China or to manufacture products in China. The new export controls, however, could disrupt the Company’s supply chain, increase compliance costs and impact the demand for the Company’s products in China and, thus, have a material adverse impact on Teradyne’s business, financial condition or results of operations. In addition, while the Company maintains an export compliance program, its compliance controls could be circumvented, exposing the Company to legal liabilities. Teradyne continues to assess the potential impact of the new export controls on its business and operations and take appropriate actions, including filing for licenses with the U.S. Department of Commerce, to minimize any disruption. However, Teradyne cannot be certain that the actions it takes will mitigate all the risks associated with the new export controls that may impact its business.

In response to the regulations issued by the U.S. Department of Commerce, the Chinese government has passed new laws that may impact Teradyne’s business activities in China. The Company is assessing the potential impact of these new Chinese laws and monitoring relevant laws and regulations issued by the Chinese government.

The global pandemic of the novel strain of the coronavirus (COVID-19) has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and decreased sales in its industrial automation businesses. The Company cannot accurately estimate the amount of the impact on Teradyne’s 2021 financial results and to its future financial results. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty resulted in a significant decrease in demand for certain Teradyne products and could continue to impact demand for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of physical participation in meetings, events and conferences) and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. The degree to which COVID-19 impacts Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued surge of the virus, its severity, the actions to contain the virus or the availability and impact of vaccines in countries where the Company does business, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of the global semiconductor supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei and HiSilicon; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2021

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended
	April 4, 2021	December 31, 2020	March 29, 2020
Net revenues	$781,606	$758,968	$704,355
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	319,988	309,179	298,805

Gross profit	461,618	449,789	405,550
Operating expenses:
Selling and administrative	129,797	124,279	111,388
Engineering and development	100,402	100,795	85,159
Acquired intangible assets amortization	5,536	5,752	9,891
Restructuring and other (2)	(7,130)	(15,117)	(7,606)

Operating expenses	228,605	215,709	198,832
Income from operations	233,013	234,080	206,718
Interest and other expense (3)	9,020	11,155	9,649

Income before income taxes	223,993	222,925	197,069
Income tax provision	18,481	26,595	20,878

Net income	$205,512	$196,330	$176,191

Net income per common share:

Basic	$1.23	$1.18	$1.06

Diluted	$1.09	$1.05	$0.97

Weighted average common shares — basic	166,491	166,085	166,589

Weighted average common shares — diluted (4)	187,740	186,837	180,736

Cash dividend declared per common share	$0.10	$0.10	$0.10

(1) Cost of revenues includes:	Quarter Ended
	April 4, 2021	December 31, 2020	March 29, 2020
Provision for excess and obsolete inventory	$2,827	$4,418	$4,057
Sale of previously written down inventory	(790)	(593)	(1,077)
Inventory step-up	—	17	118

	$2,037	$3,842	$3,098

(2) Restructuring and other consists of:	Quarter Ended

	April 4, 2021	December 31, 2020	March 29, 2020
Contingent consideration fair value adjustment	$(7,227)	$(15,304)	$(10,020)
Acquisition related expenses and compensation	(237)	(902)	1,358
Employee severance	188	1,089	728
Other	146	—	328

	$(7,130)	$(15,117)	$(7,606)

(3) Interest and other expense includes:	Quarter Ended
	April 4, 2021	December 31, 2020	March 29, 2020
Loss on convertible debt conversions	$4,069	$—	$—
Non-cash convertible debt interest	3,581	3,674	3,540
Pension actuarial losses	—	7,694	—

	$7,650	$11,368	$3,540

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended April 4, 2021, December 31, 2020 and March 29, 2020, 10.3 million, 10.0 million and 7.3 million shares, respectively, have been included in diluted shares. For the quarters ended April 4, 2021, December 31, 2020 and March 29, 2020, diluted shares also included 9.4 million, 8.9 million and 5.5 million shares, respectively from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 4, 2021	December 31, 2020
Assets
Cash and cash equivalents	$831,149	$914,121
Marketable securities	478,293	522,280
Accounts receivable, net	581,509	497,506
Inventories, net	262,474	222,189
Prepayments and other current assets	347,678	259,338

Total current assets	2,501,103	2,415,434

Property, plant and equipment, net	402,465	394,800
Operating lease right-of-use assets, net	51,516	54,569
Marketable securities	115,620	117,980
Deferred tax assets	92,365	87,913
Retirement plans assets	17,255	17,468
Other assets	8,942	9,384
Acquired intangible assets, net	92,850	100,939
Goodwill	437,601	453,859

Total assets	$3,719,717	$3,652,346

Liabilities
Accounts payable	$177,473	$133,663
Accrued employees’ compensation and withholdings	138,238	220,321
Deferred revenue and customer advances	144,812	134,662
Other accrued liabilities	105,238	77,581
Operating lease liabilities	19,675	20,573
Income taxes payable	90,349	80,728
Current debt	11,057	33,343

Total current liabilities	686,842	700,871

Retirement plans liabilities	152,508	151,140
Long-term deferred revenue and customer advances	55,138	58,359
Long-term contingent consideration	—	7,227
Long-term other accrued liabilities	18,982	19,352
Deferred tax liabilities	9,606	10,821
Long-term operating lease liabilities	39,048	42,073
Long-term income taxes payable	74,930	74,930
Debt	356,877	376,768

Total liabilities	1,393,931	1,441,541

Mezzanine equity	1,233	3,787

Shareholders’ equity	2,324,553	2,207,018

Total liabilities, convertible common shares and shareholders’ equity	$3,719,717	$3,652,346

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	April 4, 2021	March 29, 2020
Cash flows from operating activities:
Net income	$205,512	$176,191

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,910	18,489
Stock-based compensation	12,232	10,460
Amortization	9,822	13,391
Loss on convertible debt conversions	4,069	—
Provision for excess and obsolete inventory	2,285	4,057
Contingent consideration fair value adjustment	(7,227)	(10,020)
(Gains) losses on investments	(2,491)	4,657
Deferred taxes	(1,057)	(1,825)
Other	200	503
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(87,512)	(126,779)
Inventories	(35,870)	15,818
Prepayments and other assets	(86,131)	(39,620)
Accounts payable and other liabilities	(10,571)	(35,323)
Deferred revenue and customer advances	7,952	(913)
Retirement plans contributions	(1,925)	(1,262)
Income taxes	4,941	15,278

Net cash provided by operating activities	38,139	43,102

Cash flows from investing activities:
Purchases of property, plant and equipment	(39,250)	(36,700)
Purchases of marketable securities	(211,604)	(187,119)
Proceeds from maturities of marketable securities	194,228	98,457
Proceeds from sales of marketable securities	61,293	15,005
Purchase of investment and acquisition of businesses, net of cash acquired	—	149

Net cash provided by (used for) investing activities	4,667	(110,208)

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	17,144	12,752
Payments of convertible debt principal	(51,275)	—
Repurchase of common stock	(45,188)	(79,039)
Payments related to net settlement of employee stock compensation awards	(30,675)	(22,070)
Dividend payments	(16,667)	(16,686)
Payments of contingent consideration	—	(8,852)

Net cash used for financing activities	(126,661)	(113,895)

Effects of exchange rate changes on cash and cash equivalents	883	571

Decrease in cash and cash equivalents	(82,972)	(180,430)
Cash and cash equivalents at beginning of period	914,121	773,924

Cash and cash equivalents at end of period	$831,149	$593,494

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	April 4, 2021	% of Net Revenues			December 31, 2020	% of Net Revenues			March 29, 2020	% of Net Revenues
Net revenues	$781.6				$759.0				$704.4
Gross profit GAAP	$461.6	59.1%			$449.8	59.3%			$405.6	57.6%
Inventory step-up	—	—			—	—			0.1	0.0%

Gross profit non-GAAP	$461.6	59.1%			$449.8	59.3%			$405.7	57.6%
Income from operations – GAAP	$233.0	29.8%			$234.1	30.8%			$206.7	29.3%
Restructuring and other (1)	(7.1)	-0.9%			(15.1)	-2.0%			(7.6)	-1.1%
Acquired intangible assets amortization	5.5	0.7%			5.8	0.8%			9.9	1.4%
Equity modification charge	—	—			0.8	0.1%			—	—
Inventory step-up	—	—			—	—			0.1	0.0%

Income from operations — non-GAAP	$231.4	29.6%			$225.6	29.7%			$209.1	29.7%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	April 4, 2021	% of Net Revenues	Basic	Diluted	December 31, 2020	% of Net Revenues	Basic	Diluted	March 29, 2020	% of Net Revenues	Basic	Diluted
Net income — GAAP	$205.5	26.3%	$1.23	$1.09	$196.3	25.9%	$1.18	$1.05	$176.2	25.0%	$1.06	$0.97
Restructuring and other (1)	(7.1)	-0.9%	(0.04)	(0.04)	(15.1)	-2.0%	(0.09)	(0.08)	(7.6)	-1.1%	(0.05)	(0.04)
Acquired intangible assets amortization	5.5	0.7%	0.03	0.03	5.8	0.8%	0.03	0.03	9.9	1.4%	0.06	0.05
Loss on convertible debt conversions (2)	4.1	0.5%	0.02	0.02	—	—	—	—	—	—	—	—
Interest and other expense (2)	3.6	0.5%	0.02	0.02	3.7	0.5%	0.02	0.02	3.5	0.5%	0.02	0.02
Pension mark-to-market adjustment (2)	—	—	—	—	7.7	1.0%	0.05	0.04	—	—	—	—
Equity modification charge	—	—	—	—	0.8	0.1%	0.00	0.00	—	—	—	—
Inventory step-up	—	—	—	—	—	—	—	—	0.1	0.0%	0.00	0.00
Exclude discrete tax adjustments	(15.1)	-1.9%	(0.09)	(0.08)	(2.1)	-0.3%	(0.01)	(0.01)	(7.7)	-1.1%	(0.05)	(0.04)
Non-GAAP tax adjustments	(0.3)	0.0%	(0.00)	(0.00)	(3.9)	-0.5%	(0.02)	(0.02)	(1.9)	-0.3%	(0.01)	(0.01)
Convertible share adjustment (3)	—	—	—	0.06	—	—	—	0.06	—	—	—	0.04

Net income — non-GAAP	$196.2	25.1%	$1.18	$1.11	$193.2	25.5%	$1.16	$1.10	$172.5	24.5%	$1.04	$1.00

GAAP and non-GAAP weighted average common shares — basic	166.5				166.1				166.6
GAAP weighted average common shares — diluted	187.7				186.8				180.7
Exclude dilutive shares related to convertible note transaction	(10.3)				(10.0)				(7.3)

Non-GAAP weighted average common shares — diluted	177.4				176.8				173.4

(1) Restructuring and other consists of:
	Quarter Ended
	April 4, 2021				December 31, 2020				March 29, 2020
Contingent consideration fair value adjustment	$(7.2)				$(15.3)				$(10.0)
Acquisition related expenses and compensation	(0.2)				(0.9)				1.4
Employee severance	0.2				1.1				0.7
Other	0.1				—				0.3

	$(7.1)				$(15.1)				$(7.6)

(2)

For the quarters ended April 4, 2021, December 31 2020, and March 29, 2020, Interest and other expense included non-cash convertible debt interest expense. For the quarter ended April 4, 2021, adjustment to exclude loss on convertible debt conversions. For the quarter ended December 31 2020, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended April 4, 2021, December 31, 2020, and March 29, 2020, the non-GAAP diluted EPS calculation adds back $1.2 million, $1.3 million, and $1.3 million of convertible debt interest expense to non-GAAP net income, and non-GAAP weighted average diluted common shares include 9.4 million, 8.9 million and 5.5 million shares, respectively, from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of Second Quarter 2021 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$1,010 million	to	$1,090 million
GAAP net income per diluted share	$1.48		$1.68
Exclude acquired intangible assets amortization	0.03		0.03
Exclude non-cash convertible debt interest	0.02		0.02
Tax effect of non-GAAP adjustments	(0.01)		(0.01)
Convertible share adjustment	0.10		0.11

Non-GAAP net income per diluted share	$1.62		$1.83

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations